Exhibit 99.1

Workday Signs Definitive Agreement to Acquire Paradox, the AI Company Redefining the Frontline Candidate Experience

Paradox’s Candidate Experience Agent Delivers Superior Candidate Care, Accelerated Candidate Conversion and Time-to-Hire

The Addition of Paradox Will Give Workday an AI-Powered Talent Acquisition Suite for Every Worker and Every Type of Work

PLEASANTON, Calif., August 21, 2025 – Workday, Inc. (NASDAQ: WDAY), the AI platform for managing people, money, and agents, has entered into a definitive agreement to acquire Paradox, a candidate experience agent that uses conversational AI to simplify every step of the job application journey – particularly for high-volume frontline industries, which employ nearly 3 billion workers globally. The addition of Paradox will give Workday an AI-powered talent acquisition suite to help customers more efficiently find, hire, and onboard every type of worker – from the frontline to the back office – for every type of work, from full-time, to contingent.

“Hiring is one of the most critical moments in the employee experience, yet too often it’s slowed down by outdated processes and disconnected tools,” said Gerrit Kazmaier, president, Product & Technology, Workday. “By bringing Paradox’s candidate experience AI agent into Workday, we’re giving organizations a smarter, faster, and more engaging way to connect with candidates. Together, we’ll help our customers move from transactional recruiting to transformative hiring that helps deliver talent, in less time, and with a better experience for everyone.”

“From day one, our mission has been to help our customers’ recruiting and hiring teams spend more time with people and less time with software,” said Adam Godson, CEO, Paradox. “Workday’s global reach and comprehensive platform provide the perfect runway for us to accelerate our mission, bringing our proven conversational AI to a much bigger audience and helping more companies around the world transform their hiring processes.”

Redefining The Candidate Experience with AI

Paradox delivers exceptional candidate experiences at scale, giving every applicant a personalized, high-touch interaction powered by AI. Paradox’s candidate experience agent gives candidates instant responses, self-scheduling capabilities, and 24/7 support in a natural conversational experience. Additionally, by turning slow, burdensome recruiting processes into quick, seamless conversations, Paradox helps companies fill high-volume roles with candidates faster, to drive measurable business results.

Paradox has powered more than 189 million AI-assisted candidate conversations. Their unique expertise in candidate experience and hiring processes has improved candidate response times resulting in employee conversion rates over 70%, helping organizations fill roles faster and reducing time-to-hire to as low as three and a half days.

Workday: A Talent Acquisition Suite for Every Type of Worker

The addition of Paradox will give Workday an AI-powered talent acquisition suite to help customers more efficiently find, hire, and onboard every type of worker – from the frontline to the back office – across full-time and contingent roles. From AI-driven talent discovery and matching with HiredScore, to AI-powered candidate conversations with Paradox, to streamlined hiring and onboarding in Workday Recruiting, Workday is uniquely positioned to help organizations attract, engage, and retain top talent in one unified, intelligent platform. By unifying all of these capabilities with Workday Recruiting, companies can reduce time-to-hire, improve conversion rates, and deliver an end-to-end talent journey that sets them apart in a competitive market.

“Workday’s acquisition of Paradox is a highly strategic move,” said Josh Bersin, global industry analyst and CEO, The Josh Bersin Company. “This establishes Workday as a leader in high-volume, front-line hiring, which covers 70% of the jobs in the world, and also brings a pioneering AI product team into the company. Workday customers should be excited about the potential.”

“Our partnership with Paradox has already delivered significant improvements, reducing our time-to-hire by 75%, from 12 days to 4, and doubling applicant flow,” said Ilene Eskenazi, chief human resources officer, Chipotle. “We look forward to Paradox becoming a part of Workday and anticipate even greater support and resources as we continue to enhance the employee experience for our restaurant managers and free up their time to focus on delivering delicious culinary and exceptional hospitality to our guests.”

Details Regarding Proposed Acquisition of Paradox

The transaction is expected to close in the third quarter of Workday’s fiscal year 2026, ending October 31, 2025, subject to the satisfaction of closing conditions, including required regulatory approvals. Morgan Stanley & Co. LLC is serving as financial advisor to Workday and Orrick is serving as its legal advisor. Qatalyst Partners is serving as financial advisor to Paradox and DLA Piper is serving as its legal advisor.

About Workday

Workday is the AI platform for managing people, money, and agents. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 11,000 organizations around the world and across industries – from medium-sized businesses to more than 65% of the Fortune 500. For more information about Workday, visit workday.com.

© 2025 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

About Paradox

Launched in 2016, Paradox built the first conversational recruiting platform – driven by its AI assistant Olivia – to help recruiting and hiring teams spend more time with people and less time with software. Serving global clients with hiring needs across frontline high-volume hourly and high-skilled professional roles, Paradox's AI assistant does the work talent teams don't have time for – streamlining tasks like screening for minimum qualifications, instantly scheduling interviews, answering common candidate questions, and more through simple, frictionless mobile-, chat-, and SMS-driven experiences. The company has been ranked one of the fastest growing companies in HR Tech by the Deloitte Fast 500, and has made the Inc. 5000 list five consecutive years. To learn more about Paradox’s product, visit www.Paradox.ai.

Forward-Looking Statements

This press release contains forward-looking statements related to Workday, Paradox, and the acquisition of Paradox by Workday. These forward-looking statements are based only on currently available information and Workday’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Forward looking statements in this communication include, among other things, statements about the potential benefits and effects of the proposed transaction; Workday’s plans, objectives, expectations, and intentions with respect to Paradox’s business; and the anticipated timing of closing of the proposed transaction. Risks include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all; (ii) failure to achieve the expected benefits of the transaction; (iii) Workday’s ability to implement its plans, objectives, and other expectations with respect to Paradox’s business and its ability to deliver an AI-powered talent acquisition suite to help customers more efficiently find, hire, and onboard workers and transform their hiring processes; (iv) negative effects of the announcement or the consummation of the transaction on Workday’s business operations, operating results, or share price; (v) unanticipated expenses related to the acquisition; and (vi) other risks and factors described in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

© 2025 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

SOURCE Workday, Inc.

For further information: Investor Relations Contact, ir@workday.com, Media Contact, media@workday.com